UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule § 240.14a-12

Concentrix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONCENTRIX CORPORATION
SUPPLEMENT TO PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS
To be held on August 4, 2023

July 26, 2023

Explanatory Note
As previously disclosed, on June 12, 2023, Concentrix Corporation (“Concentrix” or the “Company”), OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of Concentrix (“Purchaser”), certain stockholders (the “Beneficiaries”) of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of Webhelp SAS (“Webhelp”), and Webhelp Parent entered into a Share Purchase and Contribution Agreement (the “Share Purchase and Contribution Agreement”) by which Concentrix and Purchaser are expected to acquire all of the issued and outstanding capital stock of Webhelp Parent (the “Transaction”).
On July 6, 2023, Concentrix filed a definitive proxy statement (the “Proxy Statement”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., Eastern Time on Friday, August 4, 2023. Stockholders will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/CNXC2023SM and entering the unique 16-digit control number that was included on the proxy card, or the instructions that accompanied the Company’s proxy materials. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.
Following announcement of the Transaction, as of the date of this Supplement, purported stockholders of Concentrix have sent nine demand letters to the Company alleging that the Proxy Statement omitted material information with respect to the Transaction and seeking corrective disclosures. The Company believes that the demands are entirely without merit, and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the Proxy Statement.
However, solely in order to avoid the risk that these demand letters may delay or otherwise adversely affect the consummation of the Transaction, and to minimize the expense and distraction of defending any potential lawsuit that may arise as a result of these demand letters, the Company has determined to voluntarily make certain supplemental disclosures to the Proxy Statement as set forth below. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of the supplemental disclosures. The Company’s board of directors continues to recommend unanimously that you vote “FOR” the proposals being considered at the Special Meeting.
The information contained herein and in the supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, along with periodic reports and other information Concentrix has filed with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references below are to pages in the Proxy Statement, and terms used below, unless otherwise defined herein, have the meanings given to such terms in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. The information contained herein speaks only as the date of this Supplement, unless the information indicates another date applies.

This Supplement supplements and updates the disclosures in the Proxy Statement as follows:
•Under “The Transaction—Opinion of J.P. Morgan Securities LLC—Webhelp Parent Financial Analyses—Discounted Cash Flow Analysis” on page 57, the second paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):

“J.P. Morgan calculated the present value of the future standalone unlevered after-tax free cash flows of Webhelp Parent for fiscal year 2023 through fiscal year 2026 based on the Webhelp Projections, as defined and summarized in the section entitled “—Certain Concentrix Projections” of this proxy statement. J.P. Morgan also calculated a range of terminal values for Webhelp Parent at the end of the period ending December 31, 2026 by applying a range of terminal growth rates (which range was developed with, and reviewed and approved by, management of Concentrix), ranging from 2.0% to 3.0% of the unlevered free cash flows of Webhelp Parent during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted from December 31 of each year to present values as of March 31, 2023 using a mid-year convention and a range of discount rates from 8.50% to 9.50%. The discount rate range was selected by J.P. Morgan based on J.P. Morgan’s analysis of the weighted average cost of capital for Webhelp Parent utilizing the capital asset pricing model and inputs based on J.P. Morgan’s professional judgment and experience.”

•Under “The Transaction—Opinion of J.P. Morgan Securities LLC—Concentrix Financial Analyses—Discounted Cash Flow Analysis” on page 59, the second paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):

“J.P. Morgan calculated the present value of the future standalone unlevered after-tax free cash flows of Concentrix for fiscal year 2023 through fiscal year 2026 based on the Concentrix Financial Projections, as defined and summarized in the section entitled “—Certain Concentrix Projections” of this proxy statement. J.P. Morgan also calculated a range of terminal values for Concentrix at the end of the period ending November 30, 2026 by applying a range of terminal growth rates (which range was developed with, and reviewed and approved by, management of Concentrix), ranging from 2.0% to 3.0% of the unlevered free cash flows of Concentrix during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted from November 30 of each year to present values as of February 28, 2023 using a mid-year convention and a range of discount rates from 8.25% to 9.25%. The discount rate range was selected by J.P. Morgan based on J.P. Morgan’s analysis of the weighted average cost of capital for Concentrix utilizing the capital asset pricing model and inputs based on J.P. Morgan’s professional judgment and experience.”

•Under “The Transaction—Opinion of J.P. Morgan Securities LLC—Other Analyses—Discounted Cash Flow Analysis of Adjusted Synergies” on page 59, the second paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):
“J.P. Morgan calculated the present value of the unlevered after-tax free cash flows that the projected net synergies were expected to generate from fiscal year 2023 through fiscal year 2026 (the “Adjusted Synergies DCF Projection Period”) based on the Concentrix Financial Projections, as defined and summarized in the section entitled “—Certain Concentrix Projections” of this proxy statement, which was reviewed and approved by Concentrix’ management for use by J.P. Morgan in performing its financial analyses and in rendering its opinion. J.P. Morgan also calculated a range of terminal values for the projected net synergies at the end of the Adjusted Synergies DCF Projection Period by applying a range of terminal growth rates (which range was developed with, and reviewed and approved by, management of Concentrix), ranging from 2.0% to 3.0% of the unlevered free cash flows and the range of terminal values were then discounted from November 30 of each year to present values as of February 28, 2023 using a mid-year convention and a range of discount rates from 8.33% to 9.33%. The discount rate range was selected by J.P. Morgan based upon J.P. Morgan’s analysis of the weighted average cost of capital for Concentrix utilizing the capital asset pricing model and inputs based on J.P. Morgan’s professional judgment and experience.”
•Under “The Transaction—Opinion of J.P. Morgan Securities LLC—Other Analyses—Intrinsic Value Creation Analysis” on page 60, the second paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):

“J.P. Morgan determined the pro forma implied total equity value attributable to the existing holders of Concentrix common stock in the combined company by calculating (i) the sum of (A) $10,607 million, the implied equity value of Concentrix on a standalone basis determined pursuant to J.P. Morgan’s DCF analysis above, plus (B) $4,104 million, the implied equity value of Webhelp Parent on a standalone basis determined pursuant to J.P. Morgan’s DCF analysis above, plus (C) $1,187 million, the implied value of the projected net synergies determined pursuant to J.P. Morgan’s DCF analysis for the projected net synergies described above, minus (D) $115 million, the estimated transaction expenses, minus (E) cash consideration to the Sellers of $539 million, minus (F) the present value of the Sellers’ Note of $686 million as provided by Concentrix’ management, plus (G) a net debt purchase price adjustment of $103 million as provided by Concentrix’ management, resulting in an implied pro forma equity value of the combined company of $14,660 million, multiplied by (ii) 77.1%, the equity ownership percentage of the combined company after giving effect to the Transaction attributable to the existing holders of Concentrix common stock pursuant to the Transaction, and assuming the issuance of all of the Earnout Shares.”

•Under “The Transaction—Opinion of J.P. Morgan Securities LLC—Miscellaneous,” the third full paragraph on page 61 is deleted in its entirety and replaced with the following (new language is underlined; deleted language is stricken-through):

“For services rendered in connection with the Transaction, Concentrix has agreed to pay J.P. Morgan an aggregate fee of up to $16 million, $2.5 million of which became payable upon the delivery of the Opinion, with the remainder, including up to $2 million which is payable in the discretion of Concentrix based on its assessment of J.P. Morgan’s performance of such services, payable upon the consummation of the proposed Transaction~~can be paid at Concentrix’ sole discretion. Upon the delivery of the Opinion, $2.5 million of the fee became payable, with the remainder to become payable upon consummation of the proposed Transaction~~. In addition, Concentrix has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and expenses of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.”

•Under “Summary Term Sheet—Financing” on page 8, the second paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):

“Until the earlier of the closing or the valid termination of the Share Purchase and Contribution Agreement in accordance therewith, Concentrix has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions necessary, advisable and proper in connection with the arrangement, marketing and consummation of a substitute or replacement financing in lieu of all or any portion of the financing contemplated by the Bridge Commitment Letter, which may include the issuance of debt securities and/or the incurrence of other long-term debt financing by Concentrix (such debt securities and/or other long-term debt financing, the “Permanent Financing”). As part of Concentrix' obligation with respect to the Permanent Financing, on July 19, 2023, Concentrix launched and priced an SEC registered public offering of $800 million aggregate principal amount of 6.650% Senior Notes due 2026, $800 million aggregate principal amount of 6.600% Senior Notes due 2028 and $550 million aggregate principal amount of 6.850% Senior Notes due 2033 (collectively, the “Notes”), expected to close August 2, 2023, subject to customary closing conditions. J.P. Morgan is acting as an underwriter and a joint book-running manager in connection with the Notes offering, and as compensation for marketing and selling the offering, J.P. Morgan will receive approximately $3.36 million in the form of an underwriting discount equal to the initial public offering price of the Notes purchased by J.P. Morgan from Concentrix, less the amount paid by J.P. Morgan to Concentrix. Furthermore, in the event any funds required to satisfy the Transaction uses become unavailable on the terms and conditions contemplated in the Bridge Commitment Letter or upon execution thereof, the definitive agreements related to the financing contemplated by the Bridge Commitment Letter or the Permanent Financing (the “Financing Agreements”), Concentrix has agreed to use commercially reasonable efforts to obtain additional funds (the “Alternative Financing”) in an amount sufficient to allow it to satisfy the Transaction uses, and to obtain a new financing commitment that provides for such funds on terms and conditions reasonably acceptable to Concentrix and Webhelp Parent (the “Alternative Commitment Letter”).”

•Under “The Share Purchase and Contribution Agreement—Financing—Cooperation of Concentrix” on page 78, the first paragraph thereof is deleted in its entirety and replaced with the following (new language is underlined):

“Until the closing or the termination of the Share Purchase and Contribution Agreement, Concentrix has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable in connection with the arrangement, marketing and consummation of the Permanent Financing by Concentrix. In connection therewith, on July 19, 2023, Concentrix launched and priced an SEC registered public offering of $800 million aggregate principal amount of 6.650% Senior Notes due 2026, $800 million aggregate principal amount of 6.600% Senior Notes due 2028 and $550 million aggregate principal amount of 6.850% Senior Notes due 2033 (collectively, the “Notes”), expected to close August 2, 2023, subject to customary closing conditions. J.P. Morgan is acting as an underwriter and a joint book-running manager in connection with the Notes offering, and as compensation for marketing and selling the offering, J.P. Morgan will receive approximately $3.36 million in the form of an underwriting discount equal to the initial public offering price of the Notes purchased by J.P. Morgan from Concentrix, less the amount paid by J.P. Morgan to Concentrix.”

Important Information
In connection with the solicitation of proxies, the Company filed the Proxy Statement on July 6, 2023 with the SEC. Stockholders can access the Proxy Statement and other proxy materials and vote at www.virtualshareholdermeeting.com/CNXC2023SM. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website https://www.concentrix.com.